Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2025 THIRD QUARTER

New York, NY, November 10, 2025 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended September 30, 2025.
Financial Highlights:1

Q3 2025 Consolidated Results
▪Q3 Revenue of $997 million, down 1.1% (Excluding Q3 Political Revenue, Q3 Revenue up 2.8%)
▪GAAP Operating loss of $116 million, compared to a GAAP Operating income of $77 million in Q3 2024, including non-cash impairment charges of $209 million related to our FCC licenses in Q3 2025
▪Consolidated Adjusted EBITDA of $205 million, flat compared to Q3 2024
▪Cash used for operating activities of $10 million
▪Free Cash Flow of ($33) million
▪Cash balance and total available liquidity2 of $192 million and $510 million, respectively, as of September 30, 2025

Q3 2025 Digital Audio Group Results
▪Digital Audio Group Revenue of $342 million up 14%
•Podcast Revenue of $140 million up 22%
•Digital Revenue excluding Podcast of $202 million up 8%
▪Segment Adjusted EBITDA of $130 million up 30%
•Digital Audio Group Adjusted EBITDA margin of 38.1%
Q3 2025 Multiplatform Group Results
▪Multiplatform Group Revenue of $591 million down 5%
•Excluding Multiplatform Group Q3 Political Revenue, Multiplatform Group Q3 Revenue down 3%
▪Segment Adjusted EBITDA of $119 million down 8%
•Multiplatform Group Adjusted EBITDA margin of 20.2%

Guidance
▪Q4 Consolidated Revenue expected to decline low-single digits, Q4 Consolidated Revenue excluding the impact of Political expected to increase in the mid-single digits3
▪Q4 Consolidated Adjusted EBITDA4 expected to be approximately $200 million to $240 million

1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 Included in Q4 2024 GAAP Consolidated Revenue is approximately $83 million of Political Revenue.
4 A full reconciliation of forecasted Adjusted EBITDA on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Statement from Senior Management

“We’re pleased with our third quarter performance, generating Adjusted EBITDA of $205 million, slightly above the midpoint of our guidance range, and our consolidated revenue was down 1.1% compared to prior year, at the high end of our guidance, and up 2.8% excluding political revenue” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “And we continue to take important steps in the evolution of our company – last week we announced our new relationship with Amazon Ads, which will provide advertisers using Amazon DSP access to our vast audio portfolio, and just this morning we announced our new TikTok partnership, which will bring TikTok creators into iHeart’s ecosystem. We are committed to exploring new ways to unlock the value of our unparalleled assets, maximizing the unique position we occupy in the evolving media landscape, and creating innovative cross-platform opportunities to bring new products and services to our consumers and our advertising partners.”

“In the third quarter, the Digital Audio Group’s revenue was $342 million, up 13.5% year over year and above our guidance; Adjusted EBITDA was $130 million, up 30.3% year over year; and our Q3 Adjusted EBITDA margins were 38.1%. The Multiplatform Group’s revenue was $591 million, down 4.6% compared to prior year and in line with our guidance; Multiplatform Group Adjusted EBITDA was $119 million,” said Rich Bressler, President, COO and CFO of iHeartMedia, Inc. “We remain on track to generate the previously discussed $150 million net savings in 2025, and this quarter we took new actions that will generate $50 million of additional annual savings beginning in 2026. We run the company with a relentless focus on maximizing the efficiency of our operating structure using new technologies, like AI-powered tools and services, to make our teams and our operations more efficient.”

Consolidated Results of Operations
Third Quarter 2025 Consolidated Results
Our consolidated revenue decreased $11.1 million, or 1.1%, during the three months ended September 30, 2025 compared to the same period of 2024. Digital Audio revenue increased $40.7 million, or 13.5%, driven primarily by continuing increases in demand for digital and podcast advertising, as well as increased non-cash trade revenue resulting from strategic marketing initiatives. Multiplatform Group revenue decreased $28.3 million, or 4.6%, primarily resulting from lower political revenues, as 2024 was a presidential election year, as well as a decrease in broadcast advertising in connection with continued uncertain market conditions, partially offset by an increase in non-cash trade revenue resulting from strategic marketing initiatives. Audio & Media Services revenue decreased $23.4 million, or 26.0%, primarily as a result of lower political revenues at Katz Media, as 2024 was a presidential election year.
Consolidated direct operating expenses decreased $10.6 million, or 2.6%, during the three months ended September 30, 2025 compared to the same period of 2024. The decrease was primarily driven by lower employee compensation cost in connection with modernization initiatives taken in 2024, partially offset by higher variable content costs, including higher third-party digital costs related to the increase in digital revenues.
Consolidated Selling, General & Administrative ("SG&A") expenses decreased $4.4 million, or 1.1%, during the three months ended September 30, 2025 compared to the same period of 2024. The decrease was driven primarily by a decrease in costs incurred in connection with executing on our cost savings initiatives, including decreased employee compensation cost due to our modernization initiatives as well as lower sales commissions related to the decline in broadcast revenue, partially offset by increases in bad debt expense and employee benefit expense related to the reestablishment of the 401(k) match program during the first quarter of 2025.
Our consolidated GAAP Operating loss was $116.3 million compared to GAAP Operating income of $76.7 million in the third quarter of 2024.
Adjusted EBITDA increased slightly to $204.8 million from $204.6 million in the prior year's third quarter.
Cash used for operating activities was $9.5 million, compared to cash provided by operating activities of $102.8 million in the prior year period primarily due to timing of expense recognition related to trade and barter revenue resulting from strategic marketing initiatives, a reduction in accrued income taxes as a result of the OBBBA, and timing of payments, partially offset by the timing of interest payments as accrued interest was paid in the fourth quarter of 2024 upon closing of the debt exchange transaction that would have been paid in 2025 under the old debt terms. Free Cash Flow was ($32.8) million, compared to $73.3 million in the prior year period.

Business Segments: Results of Operations
Third Quarter 2025 Multiplatform Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2025	2024	Change	2025	2024	Change
Revenue	$591,207	$619,544	(4.6)%	$1,608,783	$1,688,914	(4.7)%
Operating expenses[1]	472,055	489,672	(3.6)%	1,323,260	1,377,597	(3.9)%
Segment Adjusted EBITDA	$119,152	$129,872	(8.3)%	$285,523	$311,317	(8.3)%
Segment Adjusted EBITDA margin	20.2%	21.0%		17.7%	18.4%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Multiplatform Group was down $28.3 million, or 4.6% YoY, primarily due to lower political revenues, as 2024 was a presidential election year, as well as a decrease in broadcast advertising in connection with continued uncertain market conditions, partially offset by an increase in non-cash trade revenue resulting from strategic marketing initiatives. Broadcast revenue decreased $21.8 million, or 4.9% YoY, driven by lower spot revenue. Networks decreased $1.0 million, or 0.9% YoY. Revenue from Sponsorship and Events decreased $4.8 million, or 9.6% YoY.

Operating expenses decreased $17.6 million, or 3.6% YoY, driven primarily by a decrease in employee compensation cost due to our modernization initiatives, as well as lower sales commissions related to the decline in broadcast revenue, partially offset by an increase in bad debt expense.

Segment Adjusted EBITDA Margin decreased YoY to 20.2% from 21.0%.

Third Quarter 2025 Digital Audio Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2025	2024	Change	2025	2024	Change
Revenue	$341,691	$301,041	13.5%	$942,834	$825,623	14.2%
Operating expenses[1]	211,385	201,035	5.1%	617,835	565,620	9.2%
Segment Adjusted EBITDA	$130,306	$100,006	30.3%	$324,999	$260,003	25.0%
Segment Adjusted EBITDA margin	38.1%	33.2%		34.5%	31.5%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Digital Audio Group increased $40.7 million, or 13.5% YoY, driven by Podcast revenue, which increased $25.6 million, or 22.5% YoY, to $139.7 million, primarily due to a continued increase in demand for podcasting from advertisers, and Digital, excluding Podcast revenue, which increased $15.0 million, or 8.0% YoY, to $202.0 million, primarily due to an increase in demand for digital advertising, as well as increased non-cash trade revenue resulting from strategic marketing initiatives.

Operating expenses increased $10.4 million, or 5.1% YoY, primarily driven by higher variable content costs, including third-party digital costs related to the increase in revenues, bonus expense based on 2025 results and non-cash trade expenses.

Segment Adjusted EBITDA Margin increased YoY to 38.1% from 33.2%.

Third Quarter 2025 Audio & Media Services Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2025	2024	Change	2025	2024	Change
Revenue	$66,605	$90,050	(26.0)%	$193,664	$229,300	(15.5)%
Operating expenses[1]	44,020	45,641	(3.6)%	131,560	137,347	(4.2)%
Segment Adjusted EBITDA	$22,585	$44,409	(49.1)%	$62,104	$91,953	(32.5)%
Segment Adjusted EBITDA margin	33.9%	49.3%		32.1%	40.1%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Audio & Media Services Group decreased $23.4 million, or 26.0% YoY, primarily due to lower political revenues as 2024 was a presidential election year, as well as a decrease in broadcast advertising in connection with uncertain market conditions.

Operating expenses decreased $1.6 million, or 3.6% YoY, due to a decrease in employee compensation cost due to our modernization initiatives.

Segment Adjusted EBITDA Margin decreased YoY to 33.9% from 49.3%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$997,010	$1,008,133	$2,737,764	$2,736,263
Operating income (loss)	(116,277)	76,720	(106,341)	(867,655)
Adjusted EBITDA[1]	204,754	204,585	465,469	459,409
Net loss	(65,761)	(41,325)	(430,632)	(1,041,422)
Cash provided by (used for) operating activities[2]	(9,549)	102,765	(63,672)	70,217
Free cash flow[1]	(32,815)	73,345	(126,665)	(1,957)
______________________________________________________
1.See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by (used for) operating activities, and (iv) revenue, excluding political advertising revenue, to revenue. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2.We made cash interest payments of $120.3 million in the three months ended September 30, 2025, compared to $107.9 million in the three months ended September 30, 2024. The increase is primarily due to an increase in contractual interest rates in connection with the debt exchange transaction that closed in the fourth quarter of 2024.

Liquidity and Financial Position
As of September 30, 2025, we had $192.2 million of cash on our balance sheet. For the nine months ended September 30, 2025, cash used for operating activities was $63.7 million, cash used for investing activities was $57.9 million and cash provided by financing activities was $53.9 million.
Capital expenditures for the nine months ended September 30, 2025 were $63.0 million compared to $72.2 million for the nine months ended September 30, 2024.

As of September 30, 2025, the Company had $5,120.3 million of total debt and $4,673.8 million of Net Debt1.

Cash balance and total available liquidity2 were $192.2 million and $509.8 million, respectively, as of September 30, 2025 which reflects the $100.0 million of outstanding borrowings under our ABL facility.
1 We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2025	2024	Change	2025	2024	Change
Broadcast Radio	$427,024	$448,808	(4.9)%	$1,163,549	$1,233,636	(5.7)%
Networks	114,273	115,310	(0.9)%	321,549	323,952	(0.7)%
Sponsorship and Events	45,504	50,329	(9.6)%	110,610	117,279	(5.7)%
Other	4,406	5,097	(13.6)%	13,075	14,047	(6.9)%
Multiplatform Group	591,207	619,544	(4.6)%	1,608,783	1,688,914	(4.7)%
Digital ex. Podcast	202,018	186,996	8.0%	552,829	516,433	7.0%
Podcast	139,673	114,045	22.5%	390,005	309,190	26.1%
Digital Audio Group	341,691	301,041	13.5%	942,834	825,623	14.2%
Audio & Media Services Group	66,605	90,050	(26.0)%	193,664	229,300	(15.5)%
Eliminations	(2,493)	(2,502)		(7,517)	(7,574)
Revenue, total	$997,010	$1,008,133	(1.1)%	$2,737,764	$2,736,263	0.1%

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on November 10, 2025, at 4:30 p.m. Eastern Time. The conference call number is (888) 596-4144 (U.S. callers) and +1 (646) 968-2525 (International callers) and the passcode for both is 8885116. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (609) 800-9909 (International callers) and the passcode for both is 8885116. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network; and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s new relationships and partnerships; driving shareholder value; our anticipated growth; our expected costs savings and other capital and operating expense reduction initiatives; utilization of new technologies, programmatic platforms, and revenue opportunities; improving operational efficiency; strategies and initiatives; our anticipated financial performance, including our outlook as to fourth quarter 2025 consolidated results of operations; and our future liquidity and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to global economic or political uncertainty and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny and regulation of environmental, social and governance matters, risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (SEC), including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2025	2024	Change	2025	2024	Change
Revenue	$997,010	$1,008,133	(1.1)%	$2,737,764	$2,736,263	0.1%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	399,140	409,745	(2.6)%	1,146,660	1,133,154	1.2%
Selling, general and administrative expenses (excludes depreciation and amortization)	414,424	418,833	(1.1)%	1,208,300	1,235,591	(2.2)%
Depreciation and amortization	90,061	101,331		272,331	310,849
Impairment charges	208,501	412		213,908	922,144
Other operating expense	1,161	1,092		2,906	2,180
Operating income (loss)	$(116,277)	$76,720		$(106,341)	$(867,655)
Depreciation and amortization	90,061	101,331		272,331	310,849
Impairment charges	208,501	412		213,908	922,144
Other operating expense	1,161	1,092		2,906	2,180
Restructuring expenses	9,695	16,767		54,763	67,928
Share-based compensation expense	11,613	8,263		27,902	23,963
Adjusted EBITDA[1]	$204,754	$204,585	0.1%	$465,469	$459,409	1.3%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), and (ii) Adjusted EBITDA to Net loss. See also the definitions of Adjusted EBITDA and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$997,010	$1,008,133	$2,737,764	$2,736,263
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	399,140	409,745	1,146,660	1,133,154
Selling, general and administrative expenses (excludes depreciation and amortization)	414,424	418,833	1,208,300	1,235,591
Depreciation and amortization	90,061	101,331	272,331	310,849
Impairment charges	208,501	412	213,908	922,144
Other operating expense	1,161	1,092	2,906	2,180
Operating income (loss)	(116,277)	76,720	(106,341)	(867,655)
Interest expense, net	101,779	95,715	303,059	286,807
Gain (loss) on investments, net	(13,203)	(103)	(32,698)	91,479
Equity in earnings (loss) of nonconsolidated affiliates	13	(2,587)	12	(2,693)
Loss on extinguishment of debt	(109)	—	(1,569)	—
Other income (expense), net	(15)	1,195	1,026	468
Loss before income taxes	(231,370)	(20,490)	(442,629)	(1,065,208)
Income tax benefit (expense)	165,609	(20,835)	11,997	23,786
Net loss	(65,761)	(41,325)	(430,632)	(1,041,422)
Less amount attributable to noncontrolling interest	503	(60)	336	9
Net loss attributable to the Company	$(66,264)	$(41,265)	$(430,968)	$(1,041,431)

TABLE 3 - Selected Balance Sheet Information

(In millions)	September 30, 2025	December 31, 2024
Cash	$192.2	$259.6
Total Current Assets	1,354.4	1,361.8
Net Property, Plant and Equipment	436.5	489.8
Total Assets	5,088.6	5,571.7
Current Liabilities (excluding current portion of long-term debt)	778.6	847.8
Long-term Debt (including current portion of long-term debt)	5,120.3	5,071.5
Stockholders' Deficit	(1,788.7)	(1,371.8)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow for the three and nine months ended September 30, 2025 and 2024, and Net Debt as of September 30, 2025. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating expense. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, (Gain) loss on investments, net, Loss on extinguishment of debt, Other (income) expense, net, Equity in (earnings) loss of nonconsolidated affiliates, Impairment charges, Other operating expense, Share-based compensation expense, and Restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating income (loss) as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by (used for) operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company’s Consolidated Statements of Cash Flows. We use Free Cash Flow measures, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors’ ability to compare our liquidity with that of other companies.

Since Free Cash Flow is not calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash provided by (used for) operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.

The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium. The Company uses Net Debt to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Consolidated Revenue and Adjusted EBITDA guidance for the quarter ending December 31, 2025, which reflects targets for revenue and Adjusted EBITDA. Our Earnings Call on November 10, 2025 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income (loss) to Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2025	2024	2025	2024	2025
Operating income (loss)	$(116,277)	$76,720	$(106,341)	$(867,655)	$35,370
Depreciation and amortization	90,061	101,331	272,331	310,849	90,369
Impairment charges	208,501	412	213,908	922,144	2,552
Other operating expense	1,161	1,092	2,906	2,180	1,086
Restructuring expenses	9,695	16,767	54,763	67,928	19,490
Share-based compensation expense	11,613	8,263	27,902	23,963	7,260
Adjusted EBITDA	$204,754	$204,585	$465,469	$459,409	$156,127

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2025	2024	2025	2024	2025
Net loss	$(65,761)	$(41,325)	$(430,632)	$(1,041,422)	$(83,988)
Income tax expense (benefit)	(165,609)	20,835	(11,997)	(23,786)	18,253
Interest expense, net	101,779	95,715	303,059	286,807	100,894
Depreciation and amortization	90,061	101,331	272,331	310,849	90,369
EBITDA	$(39,530)	$176,556	$132,761	$(467,552)	$125,528
(Gain) loss on investments, net	13,203	103	32,698	(91,479)	901
Loss on extinguishment of debt	109	—	1,569	—	263
Other (income) expense, net	15	(1,195)	(1,026)	(468)	(1,004)
Equity in (earnings) loss of nonconsolidated affiliates	(13)	2,587	(12)	2,693	51
Impairment charges	208,501	412	213,908	922,144	2,552
Other operating expense	1,161	1,092	2,906	2,180	1,086
Restructuring expenses	9,695	16,767	54,763	67,928	19,490
Share-based compensation expense	11,613	8,263	27,902	23,963	7,260
Adjusted EBITDA	$204,754	$204,585	$465,469	$459,409	$156,127

Reconciliation of Cash provided by (used for) operating activities to Free Cash Flow

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash provided by (used for) operating activities	$(9,549)	$102,765	$(63,672)	$70,217
Purchases of property, plant and equipment	(23,266)	(29,420)	(62,993)	(72,174)
Free cash flow	$(32,815)	$73,345	$(126,665)	$(1,957)

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2025	2024		2025	2024
Consolidated revenue	$997,010	$1,008,133	(1.1)%	$2,737,764	$2,736,263	0.1%
Excluding: Political revenue	(5,495)	(44,004)		(17,375)	(70,539)
Consolidated revenue, excluding political	$991,515	$964,129	2.8%	$2,720,389	$2,665,724	2.1%

Multiplatform Group revenue	$591,207	$619,544	(4.6)%	$1,608,783	$1,688,914	(4.7)%
Excluding: Political revenue	(3,229)	(16,414)		(10,842)	(32,103)
Multiplatform Group revenue, excluding political	$587,978	$603,130	(2.5)%	$1,597,941	$1,656,811	(3.6)%

Digital Audio Group revenue	$341,691	$301,041	13.5%	$942,834	$825,623	14.2%
Excluding: Political revenue	(1,160)	(5,323)		(2,991)	(6,804)
Digital Audio Group revenue, excluding political	$340,531	$295,718	15.2%	$939,843	$818,819	14.8%

Audio & Media Group Services revenue	$66,605	$90,050	(26.0)%	$193,664	$229,300	(15.5)%
Excluding: Political revenue	(1,106)	(22,267)		(3,542)	(31,632)
Audio & Media Services Group revenue, excluding political	$65,499	$67,783	(3.4)%	$190,122	$197,668	(3.8)%

Reconciliation of Total Debt to Net Debt

(In thousands)	September 30, 2025
Current portion of long-term debt	$73,708
Long-term debt	5,046,626
Total debt	$5,120,334
Less: Debt premium	254,317
Less: Cash and cash equivalents	192,239
Net debt	$4,673,778

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended September 30, 2025
Revenue	$591,207	$341,691	$66,605	$—	$(2,493)	$997,010
Less: Operating expenses(1)	472,055	211,385	44,020	67,289	(2,493)	792,256
Segment Adjusted EBITDA	$119,152	$130,306	$22,585	$(67,289)	$—	$204,754
Adjusted EBITDA margin	20.2%	38.1%	33.9%			20.5%
Depreciation and amortization						(90,061)
Impairment charges						(208,501)
Other operating expense						(1,161)
Restructuring expenses						(9,695)
Share-based compensation expense						(11,613)
Operating loss						$(116,277)
Operating margin						(11.7)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended September 30, 2024
Revenue	$619,544	$301,041	$90,050	$—	$(2,502)	$1,008,133
Less: Operating expenses(1)	489,672	201,035	45,641	69,702	(2,502)	803,548
Segment Adjusted EBITDA	$129,872	$100,006	$44,409	$(69,702)	$—	$204,585
Adjusted EBITDA margin	21.0%	33.2%	49.3%			20.3%
Depreciation and amortization						(101,331)
Impairment charges						(412)
Other operating expense						(1,092)
Restructuring expenses						(16,767)
Share-based compensation expense						(8,263)
Operating income						$76,720
Operating margin						7.6%

(1)Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Nine Months Ended September 30, 2025
Revenue	$1,608,783	$942,834	$193,664	$—	$(7,517)	$2,737,764
Less: Operating expenses(1)	1,323,260	617,835	131,560	207,157	(7,517)	2,272,295
Segment Adjusted EBITDA	$285,523	$324,999	$62,104	$(207,157)	$—	$465,469
Adjusted EBITDA margin	17.7%	34.5%	32.1%			17.0%
Depreciation and amortization						(272,331)
Impairment charges						(213,908)
Other operating expense, net						(2,906)
Restructuring expenses						(54,763)
Share-based compensation expense						(27,902)
Operating loss						$(106,341)
Operating margin						(3.9)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Nine Months Ended September 30, 2024
Revenue	$1,688,914	$825,623	$229,300	$—	$(7,574)	$2,736,263
Less: Operating expenses(1)	1,377,597	565,620	137,347	203,864	(7,574)	2,276,854
Segment Adjusted EBITDA	$311,317	$260,003	$91,953	$(203,864)	$—	$459,409
Adjusted EBITDA margin	18.4%	31.5%	40.1%			16.8%
Depreciation and amortization						(310,849)
Impairment charges						(922,144)
Other operating income, net						(2,180)
Restructuring expenses						(67,928)
Share-based compensation expense						(23,963)
Operating loss						$(867,655)
Operating margin						(31.7)%

(1)Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.